                                                                       Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 24, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of RS Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 25, 2002

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 43 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 18, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of the RS Money Market Fund, a diversified series of RS Investment Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 8, 2002 relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Interestholders of the Money Market Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


April 26, 2002